Exhibit 10.4(g)

WORLDSPACE, INC.

AND

[CONSULTANT]

WARRANT AGREEMENT

Dated as of May 15, 2003

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (the “Agreement”), dated as of May 15, 2003 is made and entered into by and between WorldSpace, Inc., a corporation with principal offices at 2400 N Street, Washington, DC 20037 (the “Company”) and [CONSULTANT], a Delaware limited liability company (the “Warrantholder”).

Pursuant to a Letter Agreement dated as of a date on or about an even herewith (the “Letter Agreement”), the Company agreed to issue warrants, as hereinafter described (the “Warrants”), to purchase up to an aggregate of 300,000 shares (as subject to adjustment as set forth below, the “Shares”) of the Company’s Common Stock, $             par value per shares (the “Common Stock”) to Warrantholder. In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder, the Company and the Warrantholder, for value received, hereby agree as follows:

Section 1. Transferability and Form of Warrants.

Section 1.1 Registration. The Warrants shall be numbered and shall be registered on the books of the Company when issued.

Section 1.2 Transfer. The Warrants shall be transferable only on the books of the Company maintained at its principal office in Washington, DC, or wherever its principal office may then be located, upon delivery thereof duly endorsed by the Warrantholder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver new Warrants to the person or entity entitled thereto.

Section 1.3 Limitations on Transfer of the Warrants. Subject to the provisions of Section 11 below, the Warrants shall be freely transferable by the Warrantholder. The Warrants may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates representing the right to purchase the same aggregate number of Shares. Unless the context indicates otherwise, the terms “Warrantholder” shall include any transferee or transferees of the Warrants pursuant to this subsection 1.3, and the term “Warrants” shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to this Agreement.

Section 1.4 Form of Warrants. The text of the Warrants and of the form of election to purchase Shares shall be as set forth in Exhibit A attached hereto. The number of Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by its Chairman of the Board, President or by a Vice President, attested to by its Secretary or an Assistant Secretary. A Warrant bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant or did not hold such office on the date of this Agreement.

The Warrants shall be dated as of the date first set forth above by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

Section 1.5 Legend on Shares. Each certificate for Shares initially issued upon exercise of the Warrants shall bear the following legend, unless, at the time of exercise, such Shares are subject to a currently effective Registration Statement under the Securities Act of 1933, as amended (the “Act”):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT IN COMPLIANCE WITH SECTION 11 OF THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED.”

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act of the securities represented thereby) shall also bear the above legend unless, in the opinion of the Company’s counsel, the securities represented thereby need no longer be subject to such restrictions.

Section 2. Exchange of Warrant Certificate. Any Warrant certificate may be exchanged for another certificate or certificates entitling the Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitled such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, with signatures guaranteed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate as so requested.

Section 3. Term of Warrants; Exercise of Warrants; Redemption of Warrants.

Section 3.1 Subject to the terms of this Agreement, (a) with respect to 250,000 Shares (as may be adjusted pursuant to this Agreement, the “Financing Warrant Shares”) the Warrantholder shall have the right, at any time during the period commencing at 9:00 a.m., New York Time, on the date of the closing (“Financing Closing Date”) of the Company’s $50.0M financing (the “Financing”) pursuant to which the Company’s $1.8B restructuring contemplated by the Letter Agreement shall be completed (it being acknowledged and agreed by the Company that a $50.0M financing which occurs after the date hereof shall so complete such restructuring) and ending at 5:00 p.m., New York Time, on the date (the “ Financing Share Termination Date”) which is the tenth (10th) anniversary of the Financing Closing Date, to purchase from the Company up such number of fully paid and nonassessable Shares to which the Warrantholder may at the time be entitled to purchase pursuant to this Section 3.1(a), upon surrender to the

Company, at its principal office, of the certificate evidencing the Warrants to be exercised, together with the purchase form attached to the certificate evidencing the Warrants duly filled in and signed, with signatures guaranteed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of this Sections 3, 7 and 8 hereof), for the number of Shares in respect of which such Warrants are then exercised, but in no event for less than 1,000 Shares (unless less than an aggregate of 1,000 applicable Shares are then purchasable under all outstanding Warrants held by a Warrantholder) and (b) with respect to 50,000 Shares (as may be adjusted pursuant to this Agreement, the “IPO Shares”) the Warrantholder shall have the right, at any time during the period commencing at 9:00 a.m., New York Time, on the date of the closing (“IPO Closing Date”) of an initial public offering of the Company’s securities by any person or entity and ending at 5:00 p.m., New York Time, on the date (the “IPO Share Termination Date”) which is the tenth (10th) anniversary of the IPO Closing Date, to purchase from the Company up such number of fully paid and nonassessable Shares to which the Warrantholder may at the time be entitled to purchase pursuant to this Section 3.1(b), in the manner set forth in Section 3.1(a) above. For purposes of this Agreement, the “Company” shall include WorldSpace, Inc. and its subsidiaries and other affiliates, successors and assigns (whether by way of merger, combination, reorganization, restructuring, recapitalization, asset sale, or other transaction). For purposes of this Agreement and the Warrants, the termination date of the exercisability of Financing Warrant Shares is the Financing Share Termination Date and the termination date of the exercisability of IPO Warrant Shares is the IPO Share Termination Date (each, an “Applicable Termination Date”).

Section 3.2 Payment of the aggregate Warrant Price shall be made in cash, by a wire transfer, or by certified or official bank check, or any combination thereof; or, in connection with the exercise of Warrant and concurrent resale of the Shares underlying a Warrant by a broker designated by the Warrantholder in its notice of exercise the Company shall deliver such Shares to the broker and payment of the Warrant Price may be made from the proceeds of the concurrent resale, provided, however, that the Warrantholder shall have delivered irrevocable instructions to the broker to deliver promptly to the Company the portion of the sale proceeds sufficient to pay the Warrant Price and the Company shall have received from the Warrantholder and/or such broker such documentation as is reasonably sufficient to assure that such payment occurs. Payment of the Warrant Price may be made with other shares of Common Stock valued at the then Current Market Price (as defined below) of the Shares. Upon such surrender of the Warrants and payment of such Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrantholder and in the name or names of the Warrantholder or, subject to compliance with the provisions of Section 11 below, in such name or names as the Warrantholder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of the Warrant, together with cash, as provided in Section 9 hereof, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of surrender of the Warrants and payment of the Warrant Price, as aforesaid, notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. The Warrants shall be exercisable, at the election of the Warrantholder, either in full or from time to time in part and, in the event that a certificate evidencing the Warrants is exercised in respect of less than all of the Shares specified therein at any time prior to the Applicable Termination Date, a new certificate evidencing the remaining portion of the Warrants will be issued by the Company and promptly delivered to the Warrantholder.

Section 3.3 Current Market Price. For purposes of this Agreement, “Current Market Price” shall mean the closing price (or average of the closing “bid” and “asked” prices, as the case may be) on the applicable date (date of exercise of Warrant) of the Common Stock as reported by Bloomberg L.P. on the applicable market upon which the Common Stock is traded. The applicable market shall be the New York Stock Exchange, American Stock Exchange, NASDAQ over-the-counter market, or if the Common Stock is, at the applicable time of determination, not then traded on any such exchange, then the Current Market Price shall be reasonably determined by the Company’s Board of Directors in good faith in conjunction with the Company’s independent outside auditors.

Section 4. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants or the securities comprising the Shares; provided, however, the Company shall not be required to pay any tax which may be payable in respect of any secondary transfer of the Warrants or the securities comprising the Shares.

Section 5. Mutilated or Missing Warrants. In case the certificate or certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and a bond of indemnity, if requested, also satisfactory in form and amount at the applicant’s cost. Applicants for such substitute Warrants certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

Section 6. Reservation of Shares. There has been reserved, and the Company shall at all times keep reserved so long as the Warrants remain outstanding, out of its authorized and unissued Common Stock, such number of shares of Common Stock as shall be subject to purchase under the Warrants. The Company will supply every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Warrants with duly executed stock and other certificates, as appropriate, for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 9 hereof.

Section 7. Warrant Price. The price per Share at which Shares shall be purchasable upon the exercise of the Warrants (the “Warrant Price”) shall equal 1.00 per Share (it being understood that as at the date hereof, the fair market value of a Share is less than $1.00 per Share due, in large part to the high level of Company indebtedness (in excess of approximately $1,800,000,000) which the Company desires and requires to be restructured)).

Section 8. Adjustment of Number of Shares and/or Warrant Price. The number and kind of securities purchasable upon the exercise of the Warrants and/or the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

Section 8.1 Adjustments. The number of Shares purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment as follows: (A) In case the Company shall (i) pay a dividend in Common Stock or make a distribution in Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock other securities of the Company, the Warrant Price and the number of Shares purchasable upon exercise of the Warrants immediately prior thereto shall be proportionately adjusted so that the Warrantholder shall be entitled to receive the kind and number of Shares or other securities of the Company which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrants been exercised at the Warrant Price immediately prior to the happening of such event or any record date with respect thereto. (B) The Warrantholder shall be entitled to customary “full ratchet” economic anti-dilution protection (pursuant to which the Warrant Price, Component Exercise Price and/or number of Shares subject to the Warrants shall be adjusted in the event that after the closing of the Financing, the Company issues (or has a deemed issuance of) shares of Common Stock at an issue price (or deemed issue price) below the then current Component Exercise Price (it being understood that such economic anti-dilution protective rights shall be on terms no less favorable than any such protection granted to any other investor in the Company). Any adjustment made pursuant to this subsection 8.1 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event,

For the purpose of this subsection 8.1, the term “Common Stock” shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, (ii) securities resulting from any merger, consolidation or combination of the Company, or (iii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

Section 8.2 Dividends. If prior to the Applicable Termination Date, the Company shall declare, make or pay any dividend or other distribution, whether in cash, securities, or other property with respect to its Common Stock (other than a dividend or distribution described in subsection 8.1) the Company shall pay to the Warrantholder the cash, securities and other property which the Warrantholder would have been entitled to receive as a result of such dividend or distribution had the Warrants been exercised immediately prior thereto.

Section 8.3 Certificate of Adjustment. Whenever the number of Shares purchasable upon the exercise of the Warrants is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of Shares purchasable upon the exercise of the Warrants after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made; each, in reasonable detail.

Section 8.4 Preservation of Purchase Rights upon Reclassification, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation (or other entity, “corporation”) or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrantholder an agreement that the Warrantholder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase, upon exercise of the Warrants, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Warrants been exercised immediately prior to such action. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, in which the Company is the surviving corporation, the right to purchase Shares under the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation shall agree to substitute for the Warrants its warrant which entitles the holder thereof to purchase upon its exercise the kind and amount of shares and other securities and property which it would have owned or been entitled to receive had the Warrants been exercised immediately prior to such merger. Any such agreements referred to in this subsection 8.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 8.1 hereof. The provisions of this subsection 8.4 shall similarly apply to successive consolidation, mergers, sales or conveyances.

Section 8.5 Par Value of Shares of Common Stock. Before taking any action which would cause an adjustment effectively reducing the portion of the Warrant Price allocable to each Share below the then par value per share of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion (if its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock upon exercise of the Warrants.

Section 8.6 Independent Public Accountants. The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 8, and a certificate signed by such firm shall (absent fraud or manifest error) shall conclusive evidence of the correctness of any computation made under this Section 8.

Section 8.7 Statement on Warrant Certificates. Irrespective of any adjustments in the number of securities issuable upon exercise of Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time with the prior written consent of the Warrantholder, make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

Section 8.8 Registration Rights. Warrantholder shall be entitled to customary “piggyback” registration rights with respect to the Warrants and the Shares underlying the Warrants, it being understood that Warrantholder shall not be required to suffer any “cutback” in any registration of Company securities unless all other security holders (and not the Company) have been cutback in the subject registration and then on an appropriate pro rata basis with such security holders. Upon the request of the Warrantholder, the Company shall execute and deliver to Warrantholder a registration rights agreement and containing customary terms and conditions evidencing the understandings set forth in this Section 8.8 (and prepared by counsel to the Warrantholder).

Section 9. Fractional Interests. The Company shall not be required to issue fractional Shares on the exercise of the Warrants. If any fraction of a Share would, except for the provisions of this Section 9, be issuable on the exercise of the Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the then Current Market Price per share of Common Stock multiplied by such fraction.

Section 10. No Rights as Shareholder; Notices to Warrantholder. Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrantholder or its transferees any rights as a shareholder of the Company, including the right to vote, consent or receive notices as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or any other matter, provided however that the Warrantholder or its transferees shall have the right to receive dividends to the extent provided in Section 8.2 hereof. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any one or more of the following events shall occur:

Section 10.1 any action which would require an adjustment pursuant to Section 8.1; or

Section 10.2 a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business as an entirety or substantially as an entirety) shall be proposed;

then the Company shall give notice in writing of such event to the Warrantholder, as provided in Section 14 hereof, at least 30 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive such notice or any defect therein shall not affect the validity of any action taken with respect thereto.

Section 11. Restrictions on Transfer.

Section 11.1 The Warrantholder agrees that prior to making any disposition of the Warrants or the Shares, including without limitation, under Section 1.3 (other than pursuant to a registration statement or other notification or post-effective amendment thereto (hereinafter collectively a “Registration Statement”) filed by the Company with, and declared effective, by, the Securities and Exchange Commission (the “Commission”)) including the Registration Statement pursuant to which Warrantholder exercises registration rights referred to in Section 8.8 above, the Warrantholder shall give written notice to the Company describing briefly the manner in which any such proposed disposition is to be made and shall provide such other information as may reasonably be required by the Company and counsel familiar with securities matters to conclude that no Registration Statement under the Act is required with respect to such disposition, and no such disposition shall be made if the Company has notified the Warrantholder that in the written opinion of counsel reasonably satisfactory to the Warrantholder a Registration Statement under the Act is required with respect to such disposition and no such Registration Statement has been filed by the Company with, and declared effective, if necessary, by, the Commission.

Section 11.2 The Company agrees that until all Shares have been sold under a Registration Statement or pursuant to Rule 144 under the Act, it will use its best efforts to keep current in filing all materials required to be filed with the Commission in order to permit the holders of such securities to sell the same under Rule 144.

Section 11.3 All fees, disbursements and out-of-pocket expenses (other than Warrantholder’s and holders’ of Shares brokerage fees and commissions and legal fees of counsel to the Warrantholder and holders of Shares, if any) in connection with the filing of any Registration Statement or amendments to supplements thereto (or obtaining the opinion of counsel and any no-action position of the Commission with respect to sales under Rule 144) and in complying with applicable securities and Blue Sky laws shall be borne by the Company. The Company at its expense will supply any Warrantholder and any holder of Shares with copies of such Registration Statement and the prospectus included therein and other related documents any opinions and no-action letters in such quantities as may be reasonably requested by the Warrantholder or holder of Shares.

Section 11.4 The provisions of this Section 11 and Section 8.8 hereof shall apply to the extent as provided herein if the Company chooses to file an Offering Statement under Regulation A promulgated under the Act.

Section 12. Notices. Any notice pursuant to this Agreement by the Company or by a Warrantholder or a holder of Shares shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested:

Section 12.1 to a Warrantholder or a holder of Shares addressed to such address as Warrantholder or holder of Shares (as the case may be) informs the Company in writing.

Section 12.2 to the Company addressed to it at 2400 N Street, Washington, DC 20037, attn: Noah Samara.

Each party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

Section 13. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrantholder, or the holders of Shares shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

Section 14. Merger or Consolidation of the Company. The Company will not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless the provisions of Section 8.4 are complied with.

Section 15. Survival of Representations and Warranties. All statements contained in any schedule, exhibit, certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive.

Section 16. Applicable Law. The validity and interpretation of this Agreement shall be governed by the law of the State of New York applicable to agreements made and to be fully performed therein without regard to such State’s conflicts of law principles. Any and all conflicts or legal proceedings are agreed to be filed in the courts of the State of New York, sitting in the New York County only, and in no other governing jurisdiction.

Section 17. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrantholder and the holders of Shares any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrantholder and the holders of Shares.

[Balance of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed, all as of the day and year first above written.

WORLDSPACE, INC.

By:	/s/ Noah A. Samara

Name:	Noah A. Samara
Title:	President & CEO

[CONSULTANT]

By:

Name:
Title:

EXHIBIT A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD,

EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT IN

COMPLIANCE WITH SECTION 11 OF THE AGREEMENT PURSUANT TO WHICH THEY WERE

ISSUED.

Warrant Certificate No. JC-1

WARRANT TO PURCHASE 300,000 SHARES

OF COMMON STOCK OF WORLDSPACE, INC.

VOID AFTER 5:00 P.M.

NEW YORK TIME, ON THE APPLICABLE TERMINATION DATE

(as defined in the Warrant Agreement pursuant to which this Warrant was issued)

WORLDSPACE, INC.

This certifies that, for value received, [CONSULTANT], the registered holder hereof or assigns (the “Warrantholder”), is entitled to purchase from Worldspace, Inc. (the “Company”), (a) up to the full amount of Financing Warrant Shares (as defined in the Warrant Agreement referenced to below) at any time during the period commencing at 9:00 a.m., New York Time, on the Financing Closing Date (as defined in the Warrant Agreement referenced below) and before 5:00 p.m., New York Time, on the Financing Share Termination Date (as defined in the Warrant Agreement referenced below), at the purchase price per share determined in accordance with the provisions of the Warrant Agreement described below (initially, $1.00 per Share, the “Warrant Price”) and (b) up to the full amount of IPO Warrant Shares (as defined in the Warrant Agreement pursuant to which this Warrant was issued) at any time during the period commencing at 9:00 a.m., New York Time, on the IPO Closing Date (as defined in the Warrant Agreement referenced below) and before 5:00 p.m., New York Time, on the IPO Share Termination Date (as defined in the Warrant Agreement referenced below), at the Warrant Price. The number of shares of Common Stock of the Company (the “Shares”) purchasable upon exercise of these Warrants and the Warrant Price shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed (with a signature guarantee as provided thereon) and simultaneous payment of the Warrant Price at the principal office of the Company. Payment of such price shall be made at the option of the Warrantholder by cash, by wire transfer, by certified or official bank check or any combination thereof and as otherwise set forth in the Warrant Agreement. The Warrant Agreement is hereby incorporated by reference as if set forth in full herein.

The Warrants evidenced hereby represent the right to purchase an aggregate of up to 300,000 Shares and are issued under and in accordance with a Warrant Agreement, dated as of May 15, 2003 (the “Warrant Agreement”), between the Company and [CONSULTANT] and are subject to the terms and provisions contained in the Warrant Agreement, to all of which the Warrantholder by acceptance hereof consents.

Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant Certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of Shares as are evidenced by the Warrant or Warrants exchanged. No fractional securities will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant Agreement.

This Warrant Certificate does not entitle any Warrantholder to any of the rights of a shareholder of the Company, except as otherwise provided in Sections 8.2 and 10 of the Warrant Agreement.

WORLDSPACE, INC.

By:
Name:
Title:

Dated: As of May 15, 2003

ATTEST:

Secretary

WORLDSPACE, INC.

PURCHASE FORM

WorldSpace, Inc.

2400 N Street,

Washington, DC 20037

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the Warrant Certificate to which this form is attached for, and to purchase thereunder,                          shares of Common Stock (the “Shares”) provided for therein, and requests that certificates for the Shares be issued in the name of:

_____________________________________________________

(Please Print or Type Name, Address and Social Security Number)

_____________________________________________________

_____________________________________________________

and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant Certificate for the balance of the Shares purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrantholder or his/her/its Assignee as below indicated and delivered to the address stated below.

Dated: ______________, 20__

Name of Warrantholder or Assignee:

Address:

Name of Warrantholder: __________________________________

Signature: _____________________________________________ (of holder or authorized signatory of holder)

Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

Signature Guaranteed: _______________________________________________

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)

ASSIGNMENT

(To be signed only upon assignment of Warrants)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Name and Address of Assignee Must Be Printed or Typewritten)

_____________________________________________________

_____________________________________________________

_____________________________________________________

the within Warrants, hereby irrevocably constituting and appointing __________________________________ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.

Dated:
Signature of Registered Holder (or authorized signatory of holder)

Note: The signature on this assignment must correspond with the name as it appears upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed: _______________________________________________

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)